Eastside Distilling Acquires Craft Canning + Bottling

PORTLAND, OR – January 14, 2019 — Eastside Distilling, Inc. (NASDAQ: EAST) today announced the acquisition by merger of Portland-based Craft Canning + Bottling (“Craft” or CC+B”) a leading provider of mobile canning and bottling services in Oregon, Washington and Colorado. Craft Canning + Bottling will combine operations with Eastside’s Mother Lode co-packing subsidiary, positioning the combined business unit to be a preeminent local provider to the fast-growing wine and Ready-to-Drink (RTD) cocktail segments. It is currently expected that the co-packing business will operate under the name Craft Canning + Bottling.

The aggregate consideration of $5.2 million paid by Eastside to CC+B shareholders in the merger was calculated on a 4.5x multiple of CC+B’s 2018 unaudited and estimated adjusted EBITDA of $1.2 million. CC+B revenue for 2018, also unaudited, was approximately $6 million. Eastside expects the CC+B acquisition to be accretive to Eastside’s EBITDA, commencing in the first calendar quarter ending March 31, 2019.

Grover Wickersham, Chairman and CEO of Eastside Distilling, commented, “We are excited to bring the operations of Craft Canning + Bottling into the Eastside family. Owen Lingley, Chairman, Todd Garrett, President, and the rest of the Craft team have a culture of hard work and accomplishment, having built a fast-growing business from scratch, with negligible outside capital. Craft has had profitable double-digit growth since beginning operations 6 years ago. They have become a trusted partner to beer, wine and cider producers in the Pacific Northwest and Colorado, with finished production of more than 17 million cans in 2018.”

Owen Lingley, Chairman of Craft Canning+ Bottling, commented “With Craft’s operating in mobile canning and bottling, and Eastside having a well-equipped fixed facility in Portland, we can leverage the overlapping capabilities of both. Up till now, all our business has come in just by word of mouth. It will be exciting to add marketing capability, as well as equipment, and reach out for new business in high growth areas like wine canning, cocktail RTDs and CBD drinks. We grew revenue in 2018 by more than 50% over 2017, but we have been capacity constrained for at least two years, and we see many near-term profit opportunities from combining.”

Terms of the Transaction

The $5.2 million consideration paid by Eastside in the acquisition consisted of a combination of $2 million in cash, debt of $800,000 in the form of a secured subordinated 3-year Note bearing an interest rate of 5% and 338,212 shares of Common Stock valued at an assumed (negotiated) price of $7.20 per share, or a total value of approximately $2,435,000. Based on the assumed $7.20 price, the transaction has a value of $4,845,000 based on the closing price of Eastside shares of $6.15 on Friday, January 11th. Debt assumed by Eastside in the transaction was insignificant on a net of cash basis. Eastside shares issued in the transaction are subject to a one year “holdback” agreement. Consideration paid by Eastside is subject to downward, but not upward adjustment, based on the completion of the 2018 audit as well as if CC+B fails to earn minimum EBITDA of $1 million for calendar 2019. The merger agreement contained customary representations and warranties. Eastside’s firm of independent accountants, M & K, has been engaged to perform the SEC required audits.

The merger terms are more fully described in the Form 8-K filed by the Company today reporting the transaction. Eastside intends to file a Form 8-K containing audited financial statements as required by U. S. Securities and Exchange Commission rules, 75 days from the closing of the transaction. Going forward, CC+B operations will be reported on a fully combined basis, commencing with the Form 10-Q for the Quarter ending March 31, 2019.

Operational Capabilities Of Craft Canning + Bottling

Founded by Owen Lingley in 2012, Craft Canning + Bottling has grown into a premier mobile provider of packaging solutions to alcoholic beverage producers in Oregon, Washington and the Front Range of Colorado. CC+B stands out for its wide range of high capacity equipment, including a full suite state of the art test equipment for quality control, enabling CC+B to meet the most demanding customer standards.

Wine canning capability is considered state of the art and extends across the full range of formats, including 187 ml, 200 ml, 250 ml, 355 ml (both 12 oz standard and “sleek” diameters) and 375 ml with sparkling or still wine capability. Additional capabilities include 16oz and 19.2oz. Industry leading cold stabilization is by Velcorin dosing as either a complete solution or on a stand-alone basis. As a reflection of their strong industry reputation, Craft has consistently sold out substantially all of their production capacity during the past couple of years.

For canning, CC+B operates nine Wild Goose MC-250 canning machines, with the capacity to can over 3.8 million gallons per year. In addition to the canning lines, Craft uses custom in-house designed and manufactured fully automated depalletizers and twist rinses. With capabilities above 900 cases per shift Craft can manage large volumes. Craft is taking delivery of three new dual speed canning lines in Q1 2019 and additional Velcorin and filtration equipment, all of which is scheduled to be placed in service immediately. CC+B leads the industry with a full suite of quality control equipment, including luminometers, DO/CO2 analyzers, and seam inspection equipment.

For bottling, CC+B operates three 6-head bottling lines for glass, two of which are dedicated to 22 oz “bomber” format, with a third running 500ML glass. Their pre-labeling capabilities enable shorter set-up times, lower loss numbers, and more consistent 02 numbers throughout each SKU. To ensure the best in quality control, their DO/CO2 meters, crown “go/no-go” gauges, and luminometers make sure each bottle not only meets customer needs but exceeds them.

Eastside has a complete sleeving and heat tunnel line for sleeve labeling of cans and bottles, a capability in high demand, but which is currently being met by companies in California and Washington. Eastside believes it has the only such line in Oregon. Sleeving is a high margin service that will expand CC+B’s addressable market and allow for the company to internally meet high demand for this service from existing CC+B customers. It is anticipated that CC+B will benefit from Eastside’s capabilities within chilling and carbonization. It is also anticipated that CC+B will benefit from Eastside’s capabilities within chilling and carbonization.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon since 2008. The company is distinguished by its highly decorated product lineup that includes Burnside Bourbon, West End American Whiskey, Goose Hollow Reserve, Below Deck Rums, Portland Potato Vodka, Hue-Hue Coffee Rum and a distinctive line of fruit infused spirits. Eastside Distilling is majority owner of Big Bottom Distilling (makers of The Ninety One Gin, Navy Strength Gin and Delta Rye whiskey) and the Redneck Riviera Whiskey Co. All Eastside, Big Bottom and Redneck Riviera spirits are crafted from natural ingredients for quality and taste. Eastside’s MotherLode Bottling subsidiary is one of the Northwest’s leading independent spirit bottlers and ready-to-drink canners. For more information visit: www.eastsidedistilling.com or follow the company on Twitter and Facebook.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements, including those related to Eastside becoming a preeminent local provider, the acquisition of CC+B being accretive, and the future benefits of CC+B including the achievement of synergies and providing value to shareholders. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: the ability to integrate the business and achieve synergies; the retention of key personnel; the success in continuing to execute on the Company’s and CC+B’s strategies and business model; changes in economic and market conditions; general competitive factors; and acceptance of and continued demand for the Company’s and CC+B’s products (including proposed RTD, CBD, sleeving and wine canning products) and all the risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the financial statements and related information contained in the Company’s Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release may include statements related to our strategic focus, product verticals, anticipated revenue, and profitability. The Company assumes no obligation to update the cautionary information in this release.

Company Contact: Eastside Distilling Steve Shum, CFO 971-888-4264 inquiries@eastsidedistilling.com Investors:
Robert Blum, Joe Diaz or Joe Dorame
Lytham Partners, LLC
(602) 889-9700
east@lythampartners.com